EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ALCO STORES, INC. TO ISSUE SECOND QUARTER FISCAL 2015 FINANCIAL RESULTS ON MONDAY SEPTEMBER 22, 2014, AT MARKET CLOSE

Investor Conference Call to be Held at 4:00 p.m. Central Time

Coppell, TX (September 17, 2014) -- ALCO Stores, Inc. (NASDAQ: ALCS) (“ALCO” or the “Company”), a broad line retailer which specializes in providing a superior selection of essential products for everyday life in small-town America, today announced that it will issue financial results for the second quarter of fiscal 2015 ended on August 3, 2014, on Monday, September 22, 2014, at the Market Close.

The Company will also conduct a conference call for investors at 4:00 p.m. Central Time on Monday September 22, 2014, to discuss second quarter performance and results.  To participate in this call, please dial in toll-free to 1-888-539-3612 (international/local participants dial 1-719-325-2432) and use the confirmation number 9079733.

A replay of the call will be available from 7:20 p.m. Monday September 22, 2014, through 7:20 p.m. Saturday September 27, 2014, by dialing 1-888-203-1112 (international callers, dial 1-719-457-0820), with the replay passcode number 9079733. A replay of the call will also be available four hours after the completion of the call by visiting the Investors page on the Company’s website, www.ALCOstores.com.

About ALCO Stores, Inc.
Founded in 1901, ALCO is a broad-line retailer, primarily serving small underserved communities across 23 states, and specializes in providing a superior selection of essential products for everyday life in small-town America. The Company has 198 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices. ALCO is proud to have continually provided friendly, personal service to its customers for the past 113 years. ALCO has its corporate headquarters in suburban Dallas, Texas, and its distribution center in Abilene, Kansas. To learn more about the Company visit www.ALCOstores.com.

Forward-looking statements
All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the inclusion of "will," "believe," "intend,"

"expect," "plan," "project" and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management's current views and projections regarding economic conditions, retail industry environments, and Company performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company's financial condition, and factors affecting the retail category in general. Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under "Risk Factors" in the Company's Form 10-K for the fiscal year ended February 2, 2014, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

###

For more information, contact:
Brian Assmus
Vice President – Controller
469-322-2900 X1072
email: bassmus@alcostores.com
or
Debbie Hagen
Hagen and Partners
913-642-6363
email: dhagen@hagenandpartners.com